UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2023
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)
(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.  Material Modification to the Rights of Security Holders.

On October 25, 2023, GSE Systems, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Restated Certificate of Incorporation with the Secretary of State of Delaware to effect a ten-for-one reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, $0.01 par value (the “Common Stock”). The Reverse Stock Split will become effective at 12:01 a.m. Eastern Time on October 30, 2023, and the Common Stock will be quoted on The Nasdaq Stock Market on a post-split basis at the open of business on October 30, 2023. The Company’s post-reverse split Common Stock has a new CUSIP number, 36227K205, but the par value and other terms of the Common Stock were not affected by the Reverse Stock Split.
The Company’s stockholders approved the Reverse Stock Split at the Company’s 2023 Annual Meeting of Stockholders held on June 12, 2023, at a ratio between five-for-one and ten-for-one, with such ratio to be determined in the discretion of the Company’s Board of Directors (the “Board”) and with such reverse stock split to be effected at such time and date as determined by the Board in its sole discretion. On September 11, 2023, the Board selected the ten-for-one reverse stock split ratio.
As a result of the Reverse Stock Split, every ten shares of the Company’s pre-reverse split Common Stock will be combined and reclassified as one share of Common Stock. Proportionate voting rights and other rights of common stockholders will not be affected by the Reverse Stock Split, other than as a result of the payment for fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold a fractional share of Common Stock will receive (upon surrender to the exchange agent of certificates representing such shares), a cash payment in lieu thereof rounded to the nearest cent, in an amount equal to the product obtained by multiplying (a) the five day variable weighted average price as of  the close of market on Friday, October 27, 2023, as determined in good faith by the Board, by (b) the fraction of one share owned by the stockholder.
As a result of the Reverse Stock Split, proportionate adjustments will be made to the number of shares of the Company’s common stock underlying the Company’s outstanding equity awards, warrants, and convertible notes and the number of shares issuable under the Company’s equity incentive plan and other existing agreements, together with the exercise price or conversion price, as applicable.
The Company’s transfer agent, Continental Stock Transfer & Trust Company, is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for Common Stock.
The foregoing descriptions of the Amendment and the Reverse Stock Split set forth above do not purport to be complete and are qualified in their entirety by reference to the Amendment and the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2023 (the “Proxy Statement”). A copy of the Amendment is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 8.01.  Other Events.

The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 8.01 by reference.

On October 26, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

3.1 99.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company Press Release, dated October 26, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Emmett Pepe
Emmett Pepe
Chief Financial Officer
October 26, 2023